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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT



                                  JURISDICTION                      OWNED
NAME                              OF INCORPORATION                  BY
----                              ----------------                  ----

Anes, Inc.                        Michigan                          Company

Chapman Security                  Michigan                          Company
 Systems, Inc.

Intercept System                  Michigan                          Company

Tessco Group, Inc.                Michigan                          Company

Europe Auto Equipment S.A.        France                            Company

Code Alarm UK Ltd.                United Kingdom                    Code-Alarm
                                                                    Europe Ltd.

Code Alarm Iberia S.L.            Spain                             Europe Auto

Code Alarm Benolux                Belgium                           Europe Auto

Code-Alarm Europe Ltd.            Ireland                           Company






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